Exhibit 5.1

May 29, 2014

Standard Pacific Corp.
15360 Barranca Parkway
Irvine, California 92618

Re:           Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for the Standard Pacific Corp., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended, of up to 55,000,000 shares of the Company’s common stock, par value $0.01 per share, and the attached rights pursuant to the Amended and Restated Rights Agreement, as amended, between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent (collectively, the “Shares”) of the Company to be offered and sold under the Standard Pacific Corp. 2014 Omnibus Incentive Compensation Plan (the “Plan”).

We have examined the Registration Statement, the Plan, the Company’s Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for this opinion.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity of originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any jurisdiction other than Delaware.

Based upon our examination, subject to the assumptions stated above and relying on the statements in the documents we have examined, we are of the opinion that:

The Shares, when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.  In giving this consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

It is understood that this opinion is to be used only in connection with the offer of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Snell & Wilmer L.L.P.